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Dow Announces Tender Offer for Senior Notes

MIDLAND, Mich. – August 16, 2021 – The Dow Chemical Company (“TDCC”), a wholly owned subsidiary of Dow Inc. (“Dow”) (NYSE: DOW), announced today that it has commenced cash tender offers (each, individually with respect to a series of Notes, a “Tender Offer” with respect to such series, and collectively, the “Tender Offers”) to purchase its debt securities and certain debt securities of Rohm and Haas Company (“Rohm and Haas”), a wholly owned subsidiary of TDCC, listed in the table below (collectively, the “Notes”) in an aggregate purchase price (excluding Accrued Interest (as defined below)) of up to $1.48 billion (the “Maximum Tender Offer Amount”) upon the terms and subject to the conditions set forth in the Offer to Purchase dated August 16, 2021 (the “Offer to Purchase”). “Aggregate purchase price” refers to the aggregate price to be paid by us in repurchasing any of the series of Notes eligible for the Tender Offers, excluding Accrued Interest, which will not be included in the Maximum Tender Offer Amount.

“In line with our strategic capital allocation priorities, this action is expected to reduce Dow’s gross debt by approximately $1 billion and will continue to support our strong investment-grade capital structure across the economic cycle,” said Howard Ungerleider, president and CFO of Dow. “If fully tendered, Dow will further improve its debt maturity profile, reduce annual interest expense by more than $60 million, and continue to enhance our overall financial flexibility.”

Each Tender Offer is open to all registered holders of such series of Notes (individually, a “Holder” and collectively, the “Holders”). Subject to the Maximum Tender Offer Amount and the “Tender Caps” (as set forth in the table below), the amount of a series of Notes that is purchased in the Tender Offers on the applicable Settlement Date (as defined below) will be based on the acceptance priority level for such series (in numerical priority order, with 1 being the highest) (the “Acceptance Priority Level”) set forth in the table below and on the cover page of the Offer to Purchase, subject to the proration arrangements applicable to the Tender Offers.

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Title of Notes	CUSIP(s)	Original Issuer	Total Principal Amount Outstanding	Acceptance Priority Level	Tender Cap (Aggregate Principal Amount)	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread	Early Tender Premium(3)
9.40% Notes due 2039	260543BY8	TDCC	$807,939,000	1	$250,000,000	2.250% due May 15, 2041	FIT1	129 bps	$30
7.850% Debentures due 2029	775371AU1	Rohm and Haas	$773,851,000	2	$400,000,000(1)	1.250% due August 15, 2031	FIT1	90 bps	$30
7⅜% Debentures due 2029	260543BJ1	TDCC	$1,000,000,000	3		1.250% due August 15, 2031	FIT1	62 bps	$30
4.250% Notes due 2034	260543CK7	TDCC	$600,000,000	4	$100,000,000	1.250% due August 15, 2031	FIT1	108 bps	$30
4.550% Notes due 2025	260543CN1 260543CM3 (144A) U26054KF9 (Reg S)	TDCC	$500,000,000	5	None	0.625% due July 31, 2026	FIT1	25 bps	$30
3.625% Notes due 2026	260543CX9 260543CW1 (144A) U26054KL6 (Reg S)	TDCC	$750,000,000	6	None	0.625% due July 31, 2026	FIT1	27 bps	$30
4.800% Notes due 2028	260543CY7	TDCC	$600,000,000	7	None	1.250% due August 15, 2031	FIT1	32 bps	$30
5.250% Notes due 2041	260543CE1	TDCC	$750,000,000	8	None	2.250% due May 31, 2041	FIT1	106 bps	$30

(1)	The tender cap of $400,000,000 for the 7.850% Debentures due 2029 issued by Rohm and Haas and the 7⅜% Debentures due 2029 issued by TDCC represents the combined maximum aggregate principal amount of such Notes that will be purchased in the Tender Offers.
(2)	The applicable page on Bloomberg from which the Lead Dealer Managers (as defined below) will quote the bid-side prices of the applicable Reference U.S. Treasury Security (as defined below).
(3)	Per $1,000 principal amount of the applicable series of Notes tendered at or prior to the Early Tender Deadline and accepted for purchase (which amount is included in the Total Consideration (as defined below)).

The Tender Offers are being made upon, and are subject to, the terms and conditions set forth in the Offer to Purchase. The Tender Offers will expire at 11:59 p.m., New York City time, on September 13, 2021, unless extended by TDCC or earlier terminated with respect to any Tender Offer (such date and time, as it may be extended or earlier terminated, the “Expiration Time”). No tenders of Notes submitted after the Expiration Time will be valid. Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on August 27, 2021 (such date and time, as it may be extended, the “Early Tender Deadline”) that are accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes that are validly tendered and not validly withdrawn following the Early Tender Deadline but at or prior to the Expiration Time that are accepted for purchase (if any) will receive only the applicable “Tender Offer Consideration,” which is, for each series of Notes, the applicable Total Consideration minus the applicable Early Tender Premium.

The “Total Consideration” for each series per $1,000 principal amount of Notes validly tendered and accepted for purchase by TDCC pursuant to the Tender Offers will be determined in the manner described in the Offer to Purchase so as to result in a price as of the Early Settlement Date (or the Final Settlement Date, if we elect not to have an Early Settlement Date) that equates to a yield to the par call date (of, if such Notes do not have a par call date, the maturity date) in accordance with the formula set forth in Annex A to the Offer to Purchase, for the applicable series of Notes equal to the sum of (i) the yield to the maturity date calculated by the Lead Dealer Managers in accordance with standard market practice, corresponding to the bid side price of the applicable U.S. Treasury Security (the “Reference U.S. Treasury Security”) set forth for the series of Notes in the table above at 10:00 a.m., New York City time, on August 30, 2021 plus the applicable fixed spread specified for such series of Notes in the table above, subject to certain exceptions set forth in the Offer to Purchase.

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In addition to the Total Consideration or Tender Offer Consideration, as applicable, Holders of Notes accepted for purchase will receive accrued and unpaid interest, rounded to the nearest cent on the applicable series of Notes from the last interest payment date with respect to such Notes to, but not including, the applicable Settlement Date, less any applicable withholding taxes (“Accrued Interest”). The Accrued Interest payable pursuant to the Tender Offers is excluded from the Maximum Tender Offer Amount.

Tendered Notes may be validly withdrawn from the Tender Offers at or prior to 5:00 p.m., New York City time, on August 27, 2021, unless extended by TDCC with respect to any Tender Offer (such date and time, as it may be extended, the “Withdrawal Deadline”). After the applicable Withdrawal Deadline, Holders who have validly tendered their Notes may not validly withdraw such Notes unless TDCC is required to extend withdrawal rights under applicable law.

TDCC reserves the right, but is under no obligation, at any point following the Early Tender Deadline and before the Expiration Time, subject to the satisfaction or waiver of the conditions to the Tender Offers, to accept for purchase any Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline (the settlement date of such purchase being the “Early Settlement Date”), subject to the Maximum Tender Offer Amount, the Tender Caps, the Acceptance Priority Levels and the proration arrangements applicable to the Tender Offers. The Early Settlement Date will be determined at TDCC’s option and is currently expected to occur on or after August 31, 2021, subject to all conditions to the Tender Offers having been either satisfied or waived by TDCC. Irrespective of whether TDCC chooses to exercise its option to have an Early Settlement Date, TDCC will purchase any remaining Notes that have been validly tendered at or prior to the Expiration Time and that TDCC chooses to accept for purchase, subject to all conditions to the Tender Offers having been either satisfied or waived by TDCC, promptly following the Expiration Time (the settlement date of such purchase being the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Maximum Tender Offer Amount, the Tender Caps, the Acceptance Priority Levels and proration arrangements applicable to the Tender Offers. The Final Settlement Date is expected to occur on September 15, 2021, the second business day following the Expiration Time, assuming that the conditions to the Tender Offers are satisfied or waived and Notes in an aggregate purchase price equal to the Maximum Tender Offer Amount are not purchased on the Early Settlement Date.

Subject to the Maximum Tender Offer Amount, the Tender Caps and the proration arrangements applicable to the Tender Offers, all Notes validly tendered at or prior to the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes validly tendered at or prior to the Early Tender Deadline having a lower Acceptance Priority Level are accepted. Among any Notes validly tendered following the Early Tender Deadline but at or prior to the Expiration Time, Notes having a higher Acceptance Priority Level will be accepted before any Notes having a lower Acceptance Priority Level are accepted. However, if the Tender Offers are not fully subscribed as of the Early Tender Deadline, subject to the Tender Caps, Notes validly tendered at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Notes tendered following the Early Tender Deadline, even if such Notes tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Notes tendered at or prior to the Early Tender Deadline.

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Acceptances for tenders of Notes of a series may be subject to proration if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn is greater than the applicable Tender Cap or if the aggregate purchase price of the Notes of such series would cause the Maximum Tender Offer Amount to be exceeded. Furthermore, absent an amendment of the Tender Offers, (i) if the Tender Offers are fully subscribed as of the Early Tender Deadline, Holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for purchase, and (ii) if any Tender Cap is reached as of the Early Tender Deadline, Holders who validly tender Notes subject to such Tender Cap following the Early Tender Deadline will not have any of their Notes of such series accepted for purchase.

TDCC’s obligation to accept for payment and to pay for any of the Notes validly tendered in the Tender Offers is not subject to any minimum purchase price of Notes in the aggregate or of any series being tendered, but is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase. TDCC reserves the right, subject to applicable law, to: (i) waive any and all conditions to any Tender Offer; (ii) extend or terminate any Tender Offer; (iii) increase or decrease the Maximum Tender Offer Amount and/or increase, decrease or eliminate any of the Tender Caps; or (iv) otherwise amend any Tender Offer in any respect.

A Holder wishing to tender Notes may do so by book-entry transfer and delivery of an agent’s message pursuant to DTC’s Automated Tender Offer Program. TDCC has retained BNP Paribas Securities Corp. and SMBC Nikko Securities America, Inc. to act as lead dealer managers (together, the “Lead Dealer Managers”), HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc. and Standard Chartered Bank to act as senior co-dealer managers (together, the “Senior Co-Dealer Managers”) and Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc. and TD Securities (USA) LLC to act as co-dealer managers (together, the “Co-Dealer Managers” and together with the Lead Dealer Managers and Senior Co-Dealer Managers, the “Dealer Managers”) in connection with the Tender Offers. Questions and requests for assistance regarding the terms of the Tender Offers should be directed to BNP Paribas Securities Corp. at (888) 210-4358 (toll-free) and SMBC Nikko Securities America, Inc. at (888) 284-9760 (toll-free) or (212) 224-5328 (collect). Copies of the Offer to Purchase and any amendments or supplements to the foregoing may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the Tender Offers (the “Depositary and Information Agent”), by calling (212) 430-3774 (for banks and brokers only) or (866) 470-3700 (toll-free) (for all others) or via contact@gbsc-usa.com.

None of TDCC, Rohm and Haas, the Depositary and Information Agent, the Dealer Managers or the trustee under the indenture governing the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes as to which action is to be taken. Holders should consult their tax, accounting, financial and legal advisers regarding the tax, accounting, financial and legal consequences of participating or declining to participate in the Tender Offers.

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The Tender Offers are only being made pursuant to the Offer to Purchase. This press release is neither an offer to purchase or sell nor a solicitation of an offer to purchase or sell any Notes in the Tender Offers or any other securities of TDCC or Rohm and Haas. The Tender Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of TDCC or Rohm and Haas by the Dealer Managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Dow

Dow (NYSE: DOW) combines global breadth, asset integration and scale, focused innovation and leading business positions to achieve profitable growth. The Company’s ambition is to become the most innovative, customer centric, inclusive and sustainable materials science company, with a purpose to deliver a sustainable future for the world through our materials science expertise and collaboration with our partners. Dow’s portfolio of plastics, industrial intermediates, coatings and silicones businesses delivers a broad range of differentiated science-based products and solutions for its customers in high-growth market segments, such as packaging, infrastructure, mobility and consumer care. Dow operates 106 manufacturing sites in 31 countries and employs approximately 35,700 people. Dow delivered sales of approximately $39 billion in 2020. References to Dow or the Company mean Dow Inc. and its subsidiaries. For more information, please visit www.dow.com or follow @DowNewsroom on Twitter.

Rohm and Haas is a chemicals and polymers company and has been a wholly owned subsidiary of TDCC since its acquisition on April 1, 2009.

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For further information, please contact:

MEDIA:	INVESTORS:
Kyle Bandlow	Pankaj Gupta
+1.989.638.2417	+1.989.638.5265
kbandlow@dow.com	pgupta@dow.com

Cautionary Statement about Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases.

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Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; the continuing global and regional economic impacts of the coronavirus disease 2019 (“COVID-19”) pandemic and other public health-related risks and events on Dow’s business; capital requirements and need for and availability of financing; size of the markets for Dow’s products and services and ability to compete in such markets; failure to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in consumer preferences and demand; changes in laws and regulations, political conditions or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war; weather events and natural disasters; and disruptions in Dow’s information technology networks and systems.

Risks related to Dow’s separation from DowDuPont Inc. include, but are not limited to: (i) Dow’s inability to achieve some or all of the benefits that it expects to receive from the separation from DowDuPont Inc.; (ii) certain tax risks associated with the separation; (iii) the failure of Dow’s pro forma financial information to be a reliable indicator of Dow’s future results; (iv) non-compete restrictions under the separation agreement; (v) receipt of less favorable terms in the commercial agreements Dow entered into with DuPont de Nemours, Inc. (“DuPont”) and Corteva, Inc. (“Corteva”), including restrictions under intellectual property cross-license agreements, than Dow would have received from an unaffiliated third party; and (vi) Dow’s obligation to indemnify DuPont and/or Corteva for certain liabilities.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included in the section titled “Risk Factors” contained in Dow Inc. and TDCC’s combined Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow assumes no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

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